Exhibit 10.1

AMENDMENT NUMBER ONE TO CREDIT AGREEMENT

This AMENDMENT NUMBER ONE TO CREDIT AGREEMENT (this “Amendment”), dated as March 25, 2022, is entered into by and between WINC, INC., a Delaware corporation, doing business in California as CLUB W, INC. (“Parent”), and BWSC, LLC, a California limited liability company (“BWSC”) (Parent and BWSC are sometimes collectively referred to herein as “Borrowers” and each individually as a “Borrower”), and BANC OF CALIFORNIA, N.A., as successor-by-merger to PACIFIC MERCANTILE BANK (“Bank”), with reference to the following facts:

A. Borrowers and Pacific Mercantile Bank previously entered into that certain Credit Agreement, dated as of December 15, 2020 (the “Agreement”).

B. Borrowers and Bank desire to amend the Agreement, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing, Bank and Borrowers hereby agree as follows:

1.
Defined Terms. All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.
2.
Amendment to Summary of Credit Terms. Section 1.1 – Revolving Loans Maturity Date of the Summary of Credit Terms set forth in the Agreement is hereby amended in its entirety as follows:

Section 1.1 – Revolving Loans Maturity Date	June 30, 2022
3.
Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment is subject to and contingent upon the fulfillment of each and every one of the following conditions to the satisfaction of Bank:
(a)
Bank shall have received this Amendment, duly executed by Borrowers;
(b)
no Event of Default or Default shall exist; and
(c)
all of the representations and warranties set forth herein and in the Agreement shall be true, complete and accurate as of the date hereof.
4.
Representations and Warranties. In order to induce Bank to enter into this Amendment, Borrowers hereby represents and warrants to Bank that:
(a)
no Event of Default or Default exists;
(b)
all of the representations and warranties set forth herein and in the Agreement are true, complete and accurate; and
(c)
This Amendment has been duly executed and delivered by Borrowers, and the Agreement continues to constitute the legal, valid and binding agreements and obligations of Borrowers, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.
5.
Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment electronically shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment electronically also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
6.
Integration. The Agreement as amended by this Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.
7.
No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default, whether or not known to Bank and whether or not existing on the date of this Amendment. Nothing in this Amendment, any correspondence, any oral communications between Bank and Borrowers, or the making of any Loans or the issuance of any Letters of Credit, should be construed to be a waiver, modification or release of any breach, default or Event of Default, whether now existing or hereafter arising, or any of Bank’s rights and remedies under the Agreement, the Loan Documents, and applicable law. Bank’s forbearance does not constitute a course of dealing or a course of conduct.
8.
Release.
(a)
Each Borrower hereby absolutely and unconditionally releases and forever discharges Bank, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Each Borrowers certifies that it has read the following provisions of California Civil Code Section 1542:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

(b)
Each Borrower understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if it should eventually suffer additional damages arising out of the facts referred to above, it will not be able to make any claim for those damages. Furthermore, each Borrower acknowledges that it intends these consequences even as to claims for damages that may exist as of the date of this release but which it does not know exist, and which, if known, would materially affect its decision to execute this Amendment, regardless of whether its lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.
9.
Reaffirmation of the Agreement. The Agreement as amended hereby remains in full force and effect.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first hereinabove written.

WINC, INC., a Delaware corporation By: /s/ Carol Brault Name: Carol Brault Title: Chief Financial Officer

BWSC, LLC, a California limited liability company By: Winc, Inc., its managing member By: /s/ Carol Brault Name: Carol Brault Title: Chief Financial Officer

BANC OF CALIFORNIA, N.A. By: /s/ George Burnett Name: George Burnett Title: Vice President

Amendment Number One to Credit Agreement